UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2009

Alion Science and Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2009, Alion Science and Technology Corporation ("Alion", the "Company") entered into an Amendment No. 9 (the "Amendment") in connection with that certain Credit Agreement dated as of August 2, 2004 by and among the Company, Credit Suisse, acting through its Cayman Islands branch, individually and as administrative agent (formerly known as Credit Suisse First Boston, "CS"), the lenders signatory thereto and certain subsidiary guarantors of the Company, as amended (the "Credit Agreement"), pursuant to which certain terms of the Credit Agreement were amended. The amendments, among other things:

(a) extend the Revolving Credit Maturity Date (as defined in the Credit Agreement) until September 30, 2010

(b) amend the Interest Coverage Ratio and Senior Secured Leverage Ratio (each as defined in the Credit Agreement);

(c) amend the definition of Interest Coverage Ratio;

(d) add provisions that could require the Company to pay additional interest to the Lenders (as defined in the Credit Agreement) in the form of payment-in-kind interest if certain defined events do not occur by certain dates;

(e) add a new covenant requiring the Company to, in the event it does not meet a defined target leverage ratio as of September 30, 2010, take all necessary corporate action to allow the appointment to the Company’s board of directors of a representative of the Lenders, which such representative would have veto rights over certain company actions at certain times;

(f) add a new covenant limiting aggregate capital expenditures;

(g) add a new $25,000,000 incremental revolving credit facility;

(h) amend an existing covenant to require that the Company maintain its credit ratings;

(i) remove all covenants and events of default relating to the Company’s maintenance of its status as an S Corporation;

(j) amend an existing covenant to further limit the Company’s ability to make payments with respect to its subordinated indebtedness; and

(k) include a new covenant that requires the Company to restructure the interest payable under its subordinated indebtedness.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.62 and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amendment and the Credit Agreement, as previously amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01, and it is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.62: Amendment No. 9 dated as of October 9, 2009, by and among the Company, Human Factors Applications, Inc. ("HFA"), Alion – METI Corporation ("METI"), Alion – CATI Corporation ("CATI"), Alion – JJMA Corporation ("JJMA"), Alion – BMH Corporation ("BMH"), Washington Consulting, Inc. ("WCI"), Alion – MA&D Corporation ("MA&D"), Washington Consulting Government Services, Inc. ("WCGS"), CS, and the lenders party thereto, related to the Credit Agreement (as amended from time to time) dated as of August 2, 2004, by and among the Company, HFA, METI, CATI, JJMA, BMH, WCI, MA&D and WCGS, the lenders from time to time party to the Credit Agreement (the "Lenders"), and CS, as administrative agent and as collateral agent for the Lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology Corporation

October 13, 2009	By:	Michael J. Alber

Name: Michael J. Alber
Title: Senior Vice President, CFO and Treasurer

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Exhibit Index

Exhibit No.	Description

10.62	Amendment No. 9